Exhibit 99.1

FOR IMMEDIATE RELEASE

Verity Investor Contact:	Verity Media Contact:

Anne Marie McCauley	Derek van Bronkhorst
Verity, Inc.	Verity, Inc.
408-542-2352	650-315-7856
amccauley@verity.com	derekvb@verity.com

Verity Reports Second-Quarter Fiscal 2005 Results

Second Quarter Revenues Increase 30% Year over Year

Financial Highlights:

•	Q2 Revenues: $37.6 million

•	Q2 Operating Income as a% of Total Revenues: 12% GAAP; 17% Non-GAAP

•	Q2 Earnings Per Share: $0.11 GAAP; $0.13 Non-GAAP

•	Q2 End of Quarter Cash and Investments Balance: $210.6 million

Strategic Highlights:

•	Verity® Extractor 1.0 extraction software introduced

•	Verity® Federator 2.0 with Web services available

•	Verity® Ultraseek 5.3 with search relevance and content acquisition improvements launched

•	Verity® MediClaim™ 9.0 with enhanced security offered

•	New Verity® KeyView® Software Development Kits announced

•	Verity Download Center expanded

•	Verity named to ‘Software 500’ again

•	Richard G. Stevens and Eric F. Brown named to Board of Directors

SUNNYVALE, Calif. – Dec. 16, 2004 – Verity Inc. (NASDAQ: VRTY), a leading provider of enterprise software that enables organizations to maximize the return on their intellectual capital investment, today reported its financial results for the second quarter fiscal 2005 ended November 30, 2004.

Revenues for the second quarter of fiscal 2005 were $37.6 million, a year over year increase of 30 percent compared to $28.9 million reported in the second quarter of fiscal 2004 and an increase of 9 percent compared to $34.6 million reported in the first quarter of fiscal 2005.

GAAP results:

For the second quarter, operating income was $4.4 million or 12 percent of total revenue compared to operating income of $4.4 million or 15 percent of total revenue for the second quarter of fiscal 2004.

For the second quarter, net income was $4.4 million, or $0.11 per fully diluted share compared to net income of $3.6 million, or $0.09 per fully diluted share for the second quarter of fiscal 2004. The second quarter GAAP effective tax rate was 27 percent and included a one-time research and development investment tax credit of $608,000 received from the Canadian Revenue Agency. It also includes a year to date rate benefit due to the reinstatement of research and development tax credits which occurred in the second fiscal quarter.

Non-GAAP results:

For the second quarter, non-GAAP operating income was $6.4 million or 17 percent of total revenue compared to non-GAAP operating income of $6.0 million or 21 percent of total revenue for the second quarter of fiscal 2004.

For the second quarter, non-GAAP net income was $5.0 million, or $0.13 per fully diluted share compared to non-GAAP net income of $4.6 million, or $0.12 per fully diluted share for the second quarter of fiscal 2004. The second quarter non-GAAP effective tax rate was 37 percent and includes a year to date rate benefit due to a reinstatement of research and development tax credits which occurred in the second fiscal quarter. Non-GAAP results and related reconciliation, as set forth in the financial tables at the end of this release, exclude the amortization of acquired intangible assets, restructuring charges and Canadian investment tax credits. See “Use of GAAP and Non-GAAP Results” below.

“Verity’s second quarter performance reflects the company’s ability to execute,” said Anthony J. Bettencourt, president and chief executive officer. “During the quarter, we introduced Verity Extractor, an entirely new enterprise-class extraction software, released enhanced versions of both search and content capture products, received industry accolades for our technology and formed and extended customer relationships.”

At the end of the second quarter on November 30, Verity’s strong balance sheet included cash and cash equivalents, short-term investments, and long-term investments totaling $210.6 million. Days sales outstanding for the quarter were 77 days, within the company’s target range of 75 to 80 days.

During the second quarter, Verity repurchased approximately 659,000 shares of its common stock at an average price of $12.76 per share, for a total investment of approximately $8.4 million. For the first half of fiscal year 2005, Verity has repurchased approximately 1.2 million shares of its common stock at an average price of $12.85 for an investment of $15.8 million of the $50 million Board approved Fiscal 2005 stock buyback program.

Customer Activity

During the second quarter, Verity recorded customer sales transactions with a wide range of leading companies in the consumer products, defense, financial services, government, healthcare, high-technology, manufacturing, professional services, publishing and media, and telecommunications industries. Customer wins included Allergan, Dartmouth College, Dow Chemical, FedEx, Gevity HR, Independence Blue Cross, Mercedes Benz, Pfizer, Seagate and Siemens Westinghouse. The company also extended its position in the OEM market for enterprise search, categorization and recommendation as well as importing, filtering and viewing software technology through new or extended agreements with existing customers, including ePeople, IBM and Perceptive Software.

Business Outlook

The following financial outlook is provided based on information as of December 16, 2004. It includes the impact of the Dralasoft acquisition announced and closed today.

Management initiates the following guidance for the third fiscal quarter ending February 28, 2005:

•	Total revenues are expected to be in the range of $38 million to $40 million

•	GAAP earnings per fully diluted share are expected to be in the range of $0.07 to $ 0.09

•	Non-GAAP earnings per fully diluted share are expected to be in the range of $0.12 to $0.14

•	Per-share calculations are based on projections of 38.9 million fully diluted shares

Third quarter non-GAAP guidance is adjusted from GAAP guidance by excluding amortization of acquired intangible assets of approximately $1.7 million associated with previous acquisitions, and with respect to the Dralasoft acquisition an estimated $200,000 for amortization of intangibles and an estimated $1.0 million for In Process R&D which, after adjusting for the tax effects of these exclusions using an effective tax rate of 38.5 percent, results in approximately $0.05 per share based on the projected fully diluted shares.

Management provides the following guidance for the full fiscal year ending May 31, 2005:

•	Total revenues are expected to be in the range of $153 million to $157 million

•	GAAP earnings per fully diluted share are expected to be in the range of $0.31 to $ 0.37

•	Non-GAAP earnings per fully diluted share are expected to be in the range of $0.44 to $0.50

•	Per-share calculations are based on projections of 38.2 million fully diluted shares

Fiscal 2005 non-GAAP guidance is adjusted from GAAP guidance by excluding amortization of acquired intangible assets of approximately $6.7 million, restructuring charges of $377,000 associated with the closing of the Cardiff UK facility and the consolidation of Verity’s San Diego facility, Canadian investment tax credit of $608,000, and an estimated $400,000 for amortization of intangibles and an estimated $1.0 million for In Process R&D both associated with the acquisition of Dralasoft, which, after adjusting for the tax effects of these exclusions using an effective tax rate of 38.5 percent, results in $0.13 per share based on the projected fully diluted shares.

Use of GAAP and Non-GAAP Results

Although GAAP disclosure provides investors and management with an overall view of Verity’s financial performance, Verity believes that it is important for investors to also understand the performance of its ongoing operational business. Consequently, the non-GAAP results exclude charges and benefits not reflective of Verity’s ongoing operational business, namely, charges for the amortization of acquired intangible assets, restructuring charges and the Canadian investment tax credit, as set forth in the financial tables at the end of this news release. Management uses the non-GAAP results to assess the financial performance of Verity’s ongoing operational business.

Management Conference Call

All investors are cordially invited to join Verity’s quarterly conference call on Thursday, December 16, 2004, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Key members of the management team will review second quarter fiscal 2005 results and discuss the current business outlook.

Interested investors should dial the numbers listed below five (5) minutes prior to the scheduled start time and ask for the Verity Quarterly Earnings Conference Call. Alternatively, investors may access the webcast of the call at the corporate Web site.

Dial-in Numbers:	United States & Canada: 1-800-762-4717
International: 480-629-9025
Webcast Link:	http://www.verity.com/webcast

A replay of the call will be available through February 2005 at 1-800-475-6701 (United States and Canada) or 320-365-3844 (International) using access code 759314, as well as on the Verity Web site at http://www.verity.com/webcast until the next earnings call.

About Verity

Headquartered in Sunnyvale, California, Verity provides software that enables organizations to maximize the return on their intellectual capital investment. The company’s intellectual capital management (ICM) solutions provide integrated search, classification, recommendation, monitoring and analytics across the real-time flow of enterprise information, along with question and answer interfaces for effective online self-service. Other Verity ICM solutions capture content and drive automated business processes. Verity technology also serves as a core component of more than 260 applications from leading independent software vendors.

Verity software solutions are used by more than 11,500 customers in the private and public sectors. Customers include American Express, AT&T, Bristol-Myers Squibb, Cap Gemini Ernst & Young, Cardinal Health, Cisco Systems, EMC Documentum, Dow Jones, Financial Times, Hewlett-Packard, Home Depot, Lotus, Kaiser Permanente, META Group, SAP, Siemens, the State of California, Stellent, Sybase, and the U.S. Departments of Energy and Justice.

To access Verity’s investor relations Web site, visit http://investor.verity.com.

Forward-Looking Statements

The statements in this news release under the heading “Business Outlook” are forward-looking statements. These forward-looking statements are expectations and beliefs based on assumptions that may or may not prove to be accurate, and actual financial results could differ materially as a result of many factors. These include: Verity’s estimates of the charges to be taken in the remainder of fiscal 2005 for the Dralasoft acquisition are preliminary estimates only, and after complete analysis may be substantially different; future demand for Verity’s products may not be as strong as Verity predicts; many of Verity’s product orders are large, and a delay in closing a large sale during any quarter could materially reduce Verity’s revenues for that period; transactions accounting for a disproportionate percentage of Verity’s quarterly revenues are frequently closed in the last few weeks or days of a quarter and, accordingly, even a slight delay in the closing of some of these transactions could materially reduce Verity’s revenues for that period; Verity incurs expenses based upon anticipated revenues and, consequently, if the revenues are less than anticipated, Verity will have lower gross margins and operating results; if competitors develop new products that compete favorably against Verity’s products, sales of Verity’s products will be less than projected; a portion of Verity’s sales are in the international market, which exposes Verity to currency fluctuation and other risks; and the effect of any of the foregoing factors may cause Verity to change its business plan. These and other risks relating to Verity and its business and products are set forth under the caption “Risks Relating to Our Operations” in Item 2 of Part I of Verity’s latest Form 10-Q, filed with the Securities and Exchange Commission on October 8, 2004.

# # #

Verity and the Verity logo are registered trademarks or trademarks of Verity, Inc.

All other trademarks are the property of their respective owners.

World Wide Web site http://www.verity.com

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

SECOND QUARTER FISCAL 2005 VS. SECOND QUARTER FISCAL 2004

	Quarter Ended November 30, 2004			Quarter Ended November 30, 2003
	(unaudited)			(unaudited)
	GAAP	adj	non-GAAP	GAAP	adj	non-GAAP
Revenues:
Software products	$22,103		$22,103	$16,227		$16,227
Service and other	15,533		15,533	12,672		12,672

Total revenues	37,636		37,636	28,899		28,899

Costs of revenues:
Software products	851		851	429		429
Service and other	5,075		5,075	3,288		3,288
Amortization of purchased intangible assets	1,690	(1,690)	—	645	(645)	—

Total costs of revenues	7,616		5,926	4,362		3,717

Gross profit	30,020		31,710	24,537		25,182

Operating expenses:
Research and development	5,851		5,851	4,773		4,773
Marketing and sales	14,874		14,874	11,687		11,687
General and administrative	4,604		4,604	2,712		2,712
Restructuring charges	279	(279)	—	972	(972)	—

Total operating expenses	25,608		25,329	20,144		19,172

Income from operations	4,412		6,381	4,393		6,010

Other income, net	1,591		1,591	1,770		1,770

Income before provision for income taxes	6,003		7,972	6,163		7,780

Provision for income taxes	1,640	1,339	2,979	2,524	662	3,186

Net income	$4,363		$4,993	$3,639		$4,594

Net income per share — basic	$0.12		$0.13	$0.10		$0.12

Net income per share — diluted	$0.11		$0.13	$0.09		$0.12

Number of shares — basic	37,517		37,517	37,579		37,579

Number of shares — diluted	38,684		38,684	39,475		39,475

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

YEAR-TO-DATE

	Six Months Ended November 30, 2004			Six Months Ended November 30, 2003
	(unaudited)			(unaudited)
	GAAP	adj	non-GAAP	GAAP	adj	non-GAAP
Revenues:
Software products	$41,795		$41,795	$30,404		$30,404
Service and other	30,463		30,463	25,098		25,098

Total revenues	72,258		72,258	55,502		55,502

Costs of revenues:
Software products	1,584		1,584	768		768
Service and other	10,049		10,049	6,676		6,676
Amortization of purchased intangible assets	3,379	(3,379)	—	1,290	(1,290)	—

Total costs of revenues	15,012		11,633	8,734		7,444

Gross profit	57,246		60,625	46,768		48,058

Operating expenses:
Research and development	11,540		11,540	10,234		10,234
Marketing and sales	29,935		29,935	23,820		23,820
General and administrative	7,846		7,846	5,600		5,600
Restructuring charges	377	(377)	—	972	(972)	—

Total operating expenses	49,698		49,321	40,626		39,654

Income from operations	7,548		11,304	6,142		8,404

Other income, net	2,642		2,642	2,956		2,956

Income before provision for income taxes	10,190		13,946	9,098		11,360

Provision for income taxes	3,315	2,054	5,369	3,639	905	4,544

Net income	$6,875		$8,577	$5,459		$6,816

Net income per share — basic	$0.18		$0.23	$0.15		$0.18

Net income per share — diluted	$0.18		$0.22	$0.14		$0.17

Number of shares — basic	37,350		37,350	37,542		37,542

Number of shares — diluted	38,380		38,380	39,569		39,569

VERITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	November 30, 2004	May 31, 2004
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$76,207	$92,245
Short-term investments	52,573	25,256
Trade accounts receivable, net of allowance for doubtful accounts of $1,741 and $2,131	32,101	31,807
Deferred tax assets	2,590	2,482
Prepaid and other current assets	6,396	4,636

Total current assets	169,867	156,426

Property and equipment, net	5,842	4,272
Long-term investments	81,780	84,248
Deferred tax assets	16,831	17,884
Intangible assets, net	21,475	24,854
Goodwill	55,824	55,824
Other assets	573	573

Total assets	$352,192	$344,081

LIABILITIES
Current liabilities:
Accounts payable	$3,034	$2,855
Accrued compensation	11,592	10,086
Income tax payable	6,415	4,214
Deferred purchase payment	—	3,066
Other accrued liabilities	6,212	5,043
Deferred revenue	21,731	21,421

Total current liabilities	48,984	46,685

Other non-current liabilities:
Deferred purchase payment	570	570

Total liabilities	49,554	47,255

STOCKHOLDERS’ EQUITY
Common stock	38	37
Additional paid-in capital	257,724	259,245
Accumulated other comprehensive income	2,694	2,249
Deferred stock compensation	(76)	(88)
Retained earnings	42,258	35,383

Total stockholders’ equity	302,638	296,826

Total liabilities and stockholders’ equity	$352,192	$344,081

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

MOST RECENT VS. PRIOR QUARTER

	Quarter Ended November 30, 2004			Quarter Ended August 31, 2004
	(unaudited)			(unaudited)
	GAAP	adj	non-GAAP	GAAP	adj	non-GAAP
Total revenues	$37,636		$37,636	$34,622		$34,622

Costs of revenues:
Software products	851		851	733		733
Service and other	5,075		5,075	4,974		4,974
Amortization of purchased intangible assets	1,690	(1,690)	—	1,689	(1,689)	—

Total costs of revenues	7,616		5,926	7,396		5,707

Gross profit	30,020		31,710	27,226		28,915

Total operating expenses	25,608	(279)	25,329	24,090	(98)	23,992

Income from operations	4,412		6,381	3,136		4,923

Other income, net	1,591		1,591	1,051		1,051

Income before provision for income taxes	6,003		7,972	4,187		5,974

Provision for income taxes	1,640	1,339	2,979	1,675	715	2,390

Net income	$4,363		$4,993	$2,512		$3,584

Net income per share — basic	$0.12		$0.13	$0.07		$0.10

Net income per share — diluted	$0.11		$0.13	$0.07		$0.09

Number of shares — basic	37,517		37,517	37,183		37,183

Number of shares — diluted	38,684		38,684	38,118		38,118